Ex 99.1

PASSAGE BIO REPORTS FIRST QUARTER 2025 FINANCIAL RESULTS AND PROVIDES RECENT BUSINESS HIGHLIGHTS

Treated first FTD-GRN patient with Dose 2 PBFT02 and enrolled second patient; several additional patients being evaluated for trial eligibility

Announced presentation of process development data of a high productivity, suspension-based manufacturing process for PBFT02 at American Society of Gene and Cell Therapy (ASGCT) 28th Annual Meeting

Cash runway into 1Q 2027

PHILADELPHIA – May 13, 2025 – Passage Bio, Inc. (Nasdaq: PASG), a clinical stage genetic medicines company focused on improving the lives of patients with neurodegenerative diseases, today reported financial results for the first quarter ended March 31, 2025, and provided recent business highlights.

“We made steady progress in executing against our core operational objectives this quarter as we focus on the enrollment of FTD-GRN and FTD-C9orf72 patients in our ongoing global Phase 1/2 upliFT-D trial of PBFT02,” said Will Chou, M.D., president and chief executive officer of Passage Bio. “As we turn towards the second half of the year, we look forward to delivering additional data from upliFT-D to add to our understanding of PBFT02’s safety profile, durability of progranulin expression, dose-response, and impact on plasma neurofilament levels, a disease progression biomarker that is well characterized in FTD natural history literature. We expect these data to foster meaningful engagement with health authorities in the first half of 2026 as we seek guidance on the registrational pathway for the program in FTD-GRN.”

Recent Highlights

●	Treated first FTD-GRN patient with Dose 2 PBFT02 and enrolled second patient. with several additional patients being evaluated for trial eligibility: Dose 2, which is fifty percent lower than Dose 1, was introduced given the robust CSF progranulin (PGRN) expression achieved at Dose 1 and to aid future discussions with healthy authorities regarding a registrational study design. A total of three patients in Cohort 2 will receive Dose 2. Following completion of Cohort 2, the Independent Data Monitoring Committee will review available safety data prior to the commencement of Cohort 3 (n=3-5). The company plans to report interim safety and biomarker data from Dose 2 and 12-month data from Dose 1 patients in the second half of 2025.

●	Opened enrollment for FTD-C9orf72 patients in upliFT-D study: The company is currently enrolling up to five symptomatic FTD-C9orf72 patients to receive Dose 2 PBFT02 following amendment of the upliFT-D trial protocol to include this patient population. Preclinical studies have demonstrated that overexpression of PGRN can slow neurodegeneration and reduce TDP-43 pathology, which underlies this disease.

●	Announced presentation of process development data of a high productivity, suspension-based manufacturing process for PBFT02 at ASGCT: The internally developed suspension-based, GMP-ready manufacturing process for PBFT02 at 200-liter scale substantially improved productivity, capsid purity and the percentage of full capsids compared to the current adherent-based manufacturing process. A single batch of the suspension process is estimated to yield more than 1,000 doses at Dose 2 with over 90% purity and over 70% full capsids. Additional details will be shared during a poster session from 6:00 – 7:30 p.m. CT today at the ASGCT 28th Annual Meeting, being held in New Orleans, LA and virtually. The company plans to engage with health authorities later this year to obtain feedback on comparability of the suspension process to the original process.

Anticipated Upcoming Milestones:

FTD-GRN

●	Report 12-month data from Dose 1 and interim safety and biomarker data from Dose 2 in 2H 2025
●	Seek regulatory feedback on registrational trial design in 1H 2026

FTD-C9orf72

●	Initiate dosing of FTD-C9orf72 patients in 1H 2025

First Quarter 2025 Financial Results

●	Cash Position: Cash, cash equivalents and marketable securities were $63.4 million as of March 31, 2025, as compared to $104.5 million as of March 31, 2024. The company expects current cash, cash equivalents and marketable securities to fund operations into 1Q 2027.
●	Research and Development (R&D) Expenses: R&D expenses were $7.7 million for the quarter ended March 31, 2025, as compared to $11.5 million for the quarter ended March 31, 2024.
●	General and Administrative (G&A) Expenses: G&A expenses were $6.1 million for the quarter ended March 31, 2025, as compared to $6.5 million for the quarter ended March 31, 2024.
●	Net Loss: Net loss was $15.4 million, or $0.25 per basic and diluted share, for the quarter ended March 31, 2025, as compared to a net loss of $16.7 million, or $0.30 per basic and diluted share, for the quarter ended March 31, 2024.

About Passage Bio

Passage Bio (Nasdaq: PASG) is a clinical stage genetic medicines company on a mission to improve the lives of patients with neurodegenerative diseases. Our primary focus is the development and advancement of cutting-edge, one-time therapies designed to target the underlying pathology of these conditions. Passage Bio’s lead product candidate, PBFT02, seeks to treat neurodegenerative conditions, including frontotemporal dementia, by elevating progranulin levels to restore lysosomal function and slow disease progression.

To learn more about Passage Bio and our steadfast commitment to protecting patients and families against loss in neurodegenerative conditions, please visit: passagebio.com.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of, and made pursuant to the safe harbor provisions of, the Private Securities Litigation Reform Act of 1995, including, but not limited to: our expectations about timing and execution of anticipated milestones, including the progress of clinical studies and the availability of clinical data from such trials; the initiation of dosing of FTD-C9orf72 patients; timing of feedback from regulatory authorities; our expectations about our collaborators’ and partners’ ability to execute key initiatives; our expectations about cash runway; and the ability of our product candidates to treat their respective target CNS disorders. These forward-looking statements may be accompanied by such words as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “possible,” “will,” “would,” and other words and terms of similar meaning. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including: our ability to develop and obtain regulatory approval for our product candidates; the timing and results of preclinical studies and clinical trials; risks associated with clinical trials, including our ability to adequately manage clinical activities, unexpected concerns that may arise from additional data or analysis obtained during clinical trials, regulatory authorities may require additional information or further studies, or may fail to approve or may delay approval of our drug candidates; the occurrence of adverse safety events; the risk that positive results in a preclinical study or clinical trial may not be replicated in subsequent trials or success in early stage clinical trials may not be predictive of results in later stage clinical trials; failure to protect and enforce our intellectual property, and other proprietary rights; our dependence on collaborators and other third parties for the development and manufacture of product candidates and other aspects of our business, which are outside of our full control; risks associated with current and potential delays, work stoppages, or supply chain disruptions; and the other risks and uncertainties that are described in the Risk Factors section in documents the company files from time to time with the Securities and Exchange Commission (SEC), and other reports as filed with the SEC. Passage Bio undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Passage Bio, Inc.

Balance Sheets

	(Unaudited)
(in thousands, except share and per share data)	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$63,357	$37,573
Marketable securities	—	39,183
Prepaid expenses and other current assets	2,121	838
Prepaid research and development	1,191	1,221
Total current assets	66,669	78,815
Property and equipment, net	5,523	9,331
Right of use assets - operating leases	13,540	13,803
Other assets	274	463
Total assets	$86,006	$102,412
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,458	$742
Accrued expenses and other current liabilities	3,994	6,707
Non-refundable sublicense and transition services payments received	8,732	8,226
Operating lease liabilities	3,641	3,688
Total current liabilities	17,825	19,363
Operating lease liabilities - noncurrent	21,475	21,788
Total liabilities	39,300	41,151

Stockholders’ equity:
Preferred stock, $0.0001 par value: 10,000,000 shares authorized; no shares issued and outstanding at both March 31, 2025 and December 31, 2024	—	—
Common stock, $0.0001 par value: 300,000,000 shares authorized; 62,148,274 shares issued and outstanding at March 31, 2025 and 62,061,774 shares issued and outstanding at December 31, 2024	6	6
Additional paid‑in capital	721,340	720,482
Accumulated other comprehensive income (loss)	—	8
Accumulated deficit	(674,640)	(659,235)
Total stockholders’ equity	46,706	61,261
Total liabilities and stockholders’ equity	$86,006	$102,412

Passage Bio, Inc.

Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended March 31,
(in thousands, except share and per share data)	2025	2024
Operating expenses:
Research and development	$7,737	$11,535
General and administrative	6,085	6,515
Impairment of long-lived assets	2,637	—
Loss from operations	(16,459)	(18,050)
Other income (expense), net	1,054	1,339
Net loss	$(15,405)	$(16,711)
Per share information:
Net loss per share of common stock, basic and diluted	$(0.25)	$(0.30)
Weighted average common shares outstanding, basic and diluted	62,109,991	56,295,540
Comprehensive loss:
Net loss	$(15,405)	$(16,711)
Unrealized gain (loss) on marketable securities	(8)	(26)
Comprehensive loss	$(15,413)	$(16,737)

For further information, please contact:

Investors:

Stuart Henderson

Passage Bio

shenderson@passagebio.com

Media:

Mike Beyer
Sam Brown Inc. Healthcare Communications
312.961.2502
MikeBeyer@sambrown.com